                                                                    Exhibit 11.1

                            CardioThoracic Systems, Inc.
                 Statement Re: Computations of Earnings Per Share

                                                                   Period from
                                                                  June 15, 1995
                                        Year Ended            (date of inception) to
                                    December 31, 1996           December 31, 1996
                                     ---------------             ---------------

Net loss                              $ (16,077,413)               $  (997,213)
                                    -----------------            ----------------
                                    -----------------            ----------------

Weighted average common
  shares outstanding                      5,143,319                  2,782,857

Shares related to SAB No. 55,
  64, and 83                              6,666,197                  6,666,197
                                    -----------------            ----------------

Total weighted average
  common shares outstanding              11,809,516                  9,449,054
                                    -----------------            ----------------
                                    -----------------            ----------------

Net loss per share                    $       (1.36)               $     (0.11)
                                    -----------------            ----------------
                                    -----------------            ----------------
